Exhibit 10.6
AMENDMENT TO CONTRACT OF SALE
     This Amendment to Contract of Sale (“Amendment”), the effective date of which is September 25, 2006, is entered into by TR HIDDEN LAKE PARTNERS, LTD., a Texas limited partnership (“Seller”) and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Buyer”). Buyer and Seller are sometimes collectively referred to herein as the “Parties”.
Recitals
     A. WHEREAS, Seller and Buyer entered into that certain Contract of Sale (the “Agreement”) with an Effective Date of May 4, 2006, pursuant to which Seller agreed to sell and Buyer agreed to purchase certain improved real property located in Bexar County, Texas, more particularly described in the Agreement;
     B. WHEREAS, Seller and Buyer have entered into a number of contract amendments, including that certain Amendment to Contract of Sale (the “June Amendment”) with an effective date of June 2, 2006. The June Amendment extended the Feasibility Period to July 10, 2006; and
     C. WHEREAS, Seller and Buyer mutually desire to amend certain provisions of the Agreement.
Agreement
     NOW, THEREFORE, for and in consideration of the mutual promises and agreements set forth herein entered into by Buyer and Seller, the receipt and sufficiency of which is acknowledged, Seller and Buyer agree as follows:
1.	The parties hereto have agreed that the “Feasibility Period” as defined in Section 5(a) of the Agreement has expired.

2.	Prior to the effective date hereof, Buyer delivered Earnest Money to the Title Company totaling ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) to be applied in partial payment of the Sales Price at Closing and/or otherwise disbursed in accordance with the provisions of the Agreement. Notwithstanding anything contained to the contrary in the Agreement, Buyer herein agrees, and directs the Title Company, to fully and finally release to Seller all Earnest Money presently on deposit, specifically being the $150,000.00 referred to above, such funds hereinafter being non-refundable to Buyer and unconditionally earned by Seller, as compensation to Seller for granting an extension of the Closing Date to Buyer as described below, except in the event of a “Special Seller Default”(hereinafter defined). If Buyer does in fact purchase the Property and this Contract does in fact close, the $150,000.00 in forfeited Earnest Money will remain applicable to the Sales Price.

“Special Seller Default” means (a) Seller’s prior sale of the Property to a third party, (b) Seller’s wrongful refusal to convey the Property to Buyer at Closing, and/or (c) Seller’s refusal to remove at Closing any encumbrance intentionally placed by Seller on the Property from and after the date of that certain Lawyer’s Title Insurance Corporation Commitment for Title Insurance, GF No. 1951000600, Commitment No. 002.

3.	Pursuant to that certain letter dated September 11, 2006, to Buyer from Seller the Closing Date was established to be October 12, 2006. Seller has agreed to extend the Closing Date as described below. Section 4(a) of the Agreement is hereby deleted and the following Section 4(a) is inserted in its stead;
“(a)	The closing of the sale of the property to Buyer (the “Closing”) shall take place at the Title Company no later than November 10, 2006, (the “Closing Date”).” Buyer shall have a one-time right to further extend the Closing Date to November 27, 2006, by (i) notifying Seller in writing of such extension on or before November 3, 2006, and (ii) simultaneously with delivery of such written notice of extension to Seller, delivering to Seller (by Immediately Available Funds) the additional sum of ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 ($175,000.00) (the “Extension Fee”). The Extension Fee shall be non-refundable to Buyer and shall be unconditionally earned by Seller, as compensation to Seller for granting the additional extension of the Closing Date; provided, however, $150,000.00 of the Extension Fee shall be applied to the Sales Price at Closing, if Closing does in fact occur. If Buyer does not deliver the written notice and the Extension Fee in the manner and within the time period required above, then Buyer shall have waived its right to extend the Closing Date.”
4.	Buyer herein waives all title objections under Section 6(a) of the Agreement.

5.	Sections 23(a), 23(b), 23(c), and 23 (d) of the Agreement “BUYER’S CONDITIONS PRECEDENT”, are deleted in their entirety and Section 23(e) is hereby relettered as Section 23(a).

6.	All terms defined in the Agreement and denoted by initial capital letters shall have the same meanings provided in the Agreement when used in this Amendment, except to the extent that the meaning of any defined term is modified by or expressly set forth in the provisions of this Amendment.

7.	This Amendment may be executed in multiple originals, each of which shall constitute an original for all purposes and together which shall constitute a fully executed agreement. A facsimile signature shall be deemed an original signature for all purposes.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment to be effective as of September 25, 2006.

SELLER:

TR HIDDEN LAKE PARTNERS, LTD.,
a Texas limited partnership

By:	TRDC Hidden Lake Partners, Ltd.,
a Texas limited partnership, its general partner

	By:	Thompson Realty Development Corporation,
a Texas corporation, its general partner

		By:	/s/ W. T. Field
		Name:	W. T. Field
		Title:	President

BUYER:

TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company

By:	/s/ Louis Rogers

Name:	Louis Rogers
Title:	President